UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

ACE SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,
dated as of April 1, 2007, providing for the issuance of
SunTrust Acquisition Closed-End Seconds Trust, Series 2007-1, Asset Backed Pass Through Certificates)

ACE Securities Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-141008-02	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 365 0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On May 15, 2007, a series of certificates, entitled SunTrust Acquisition Closed-End Seconds Trust, Series 2007-1, Asset Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of April 1, 2007 (the “Agreement”), attached hereto as Exhibit 4.1, among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, National Association as master servicer and securities administrator, GMAC Mortgage, LLC as servicer (the “Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of classes of certificates (collectively, the “Certificates”), designated as the “Class A Certificates”, “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class CE Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool”) of conventional, one- to four- family, fixed rate, second lien mortgage loans having original terms to maturity of not greater than approximately 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $370,848,626 as of April 1, 2007 (the “Cut-off Date”). The Mortgage Loans were purchased by GMAC Mortgage, LLC (in such capacity, the “Interim Seller”) pursuant to the Mortgage Loan Purchase and Sale Agreement, dated May 15, 2007, (the “Mortgage Loan Purchase Agreement”), between SunTrust Asset Funding, LLC as seller and the Interim Seller and assigned to the Depositor pursuant to the Assignment, Assumption and Recognition Agreement, dated May 15, 2007 (the “AAR”), between Interim Seller and the Depositor. The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and the Class M-4 Certificates were sold by Depositor pursuant to the Underwriting Agreement, dated April 30, 2007, between the Depositor, SunTrust Asset Funding, LLC, SunTrust Bank, Bear Stearns & Co. Inc., SunTrust Capital Markets, Inc. and Deutsche Bank Securities Inc. (the “Underwriting Agreement”).

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Scheduled Final Distribution Date
A	$317,075,000	One-Month LIBOR + 0.32%(2)(3)	April 2037
M-1	$ 7,232,000	One-Month LIBOR + 2.50% (2)(3)	April 2037
M-2	$ 11,496,000	One-Month LIBOR + 2.50% (2)(3)	April 2037
M-3	$ 14,834,000	One-Month LIBOR + 2.50% (2)(3)	April 2037
______________________
(1)	Approximate. Subject to a permitted variance of +/- 5%.
(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in the prospectus supplement under “Description of the Certificates-Pass-Through Rates.”

(3)
After the first possible optional termination date, the margins applicable to the Class A Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2 and Class M-3 Certificates will increase by the product of the applicable margin and 50%.

The Certificates, other than the Class M-4 Certificates, Class CE Certificates, Class P Certificates and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated May 14, 2007 (the “Prospectus Supplement”), and the Prospectus, dated May 9, 2007, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class M-4 Certificates, Class CE Certificates, Class P Certificates and the Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of April 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, GMAC Mortgage, LLC, as Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 23, 2007

ACE SECURITIES CORP.

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

4.1	Pooling and Servicing Agreement, dated as of April 1, 2007, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, GMAC Mortgage, LLC, as Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-1 Certificates.	7